UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   December 4, 2009

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 4, 2009, our board of directors elected David W. Crane to serve on the board of directors, to be effective immediately.  Mr. Crane will serve on the governance & nominating committee of our board. There are no material relationships or transactions between Mr. Crane and our major security holders.  In addition, there are no material relationships between Mr. Crane and any of our directors, executive officers, or the immediate family members of any such person.  Finally, there are no family relationships between Mr. Crane and any of our directors or executive officers.

Mr. Crane currently serves as President and Chief Executive Officer of NRG Energy, Inc. During 2008 and 2009 year-to-date, our pipeline business unit made payments to certain subsidiaries of NRG Energy in the amount of approximately $241,000 and $193,000, respectively.

In addition, on December 4, 2009, our board of directors elected Timothy J. Probert, to serve on the board of directors, to be effective immediately. Mr. Probert will serve on the health, safety & environmental committee of our board.  There are no material relationships or transactions between Mr. Probert and our major security holders.  In addition, there are no material relationships between Mr. Probert and any of our directors, executive officers, or the immediate family members of any such person.  Finally, there are no family relationships between Mr. Probert and any of our directors or executive officers.

Mr. Probert currently serves as President, Global Business Lines of Halliburton Company.  During 2008 and 2009 year-to-date, our exploration and production and pipeline business units made payments to certain subsidiaries of Halliburton in the amount of approximately $193.1 million and $95.9 million, respectively. The majority of these payments were made by our exploration and production business unit on a competitive bid basis and relate to services and supplies provided by Halliburton in relation to our drilling operations.

Each of Messrs. Crane and Probert will receive the compensation provided generally to our non-employee directors.  For a description of the compensation provided to our non-employee directors, see "Director Compensation" in our Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2009.

A copy of the press release announcing the appointment of Messrs. Crane and Probert is attached as Exhibit 99.A to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.A	Press Release dated December 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ Robert W. Baker
Robert W. Baker
Executive Vice President and General Counsel

Dated: December 7, 2009

  EXHIBIT INDEX

Exhibit Number	Description

99.A	Press Release dated December 7, 2009.